EXHIBIT 99.1

Zoetis Reports Fourth Quarter and Full Year 2025 Results

•Reports Revenue of $2.4 Billion, Growing 3%, and Net Income of $603 Million, or $1.37 per Diluted Share, Increasing 4% and 6%, Respectively, on a Reported Basis for Fourth Quarter 2025
◦Delivers 4% Organic Operational Growth in Revenue and 4% Organic Operational Growth in Adjusted Net Income for Fourth Quarter 2025
◦Reports Adjusted Net Income of $648 Million, or Adjusted Diluted EPS of $1.48, for Fourth Quarter 2025
•Reports Revenue of $9.5 Billion, Growing 2%, and Net Income of $2.7 Billion, or $6.02 per Diluted Share, Increasing 8% and 10%, Respectively, on a Reported Basis for Full Year 2025
◦Delivers 6% Organic Operational Growth in Revenue and 7% Organic Operational Growth in Adjusted Net Income for Full Year 2025
◦Reports Adjusted Net Income of $2.8 Billion, or Adjusted Diluted EPS of $6.41 for Full Year 2025
•Provides Full Year 2026 Revenue Guidance of $9.825 - $10.025 Billion, with Diluted EPS of $6.65 to $6.75 on a Reported Basis, or $7.00 to $7.10 on an Adjusted Basis
◦Expects to Deliver 3% to 5% Organic Operational Growth in Revenue

PARSIPPANY, N.J. - February 12, 2026 - Zoetis Inc. (NYSE: ZTS), the world's leading animal health company, today reported its financial results for the fourth quarter and full year 2025 and provided full year guidance for 2026.

The company reported revenue of $2.4 billion for the fourth quarter of 2025, an increase of 3% compared with the fourth quarter of 2024. On an organic operational1 basis, revenue for the fourth quarter of 2025 increased 4% compared with the fourth quarter of 2024. Net income for the fourth quarter of 2025 was $603 million, or $1.37 per diluted share, an increase of 4% and 6%, respectively, on a reported basis.

Adjusted net income2 for the fourth quarter of 2025 was $648 million, or $1.48 per diluted share, an increase of 3% and 6%, respectively, on a reported basis, and an increase of 4% and 7%, respectively, on an organic operational basis. Adjusted net income for the fourth quarter of 2025 excludes the net impact of $45 million for purchase accounting adjustments, acquisition and divestiture-related costs, and certain significant items.

1 |

For full year 2025, the company reported revenue of $9.5 billion, an increase of 2% compared with full year 2024. On an organic operational basis, revenue for full year 2025 increased 6%. Net income for full year 2025 was $2.7 billion, or $6.02 per diluted share, an increase of 8% and 10%, respectively, on a reported basis.

Adjusted net income for full year 2025 was $2.8 billion, or $6.41 per diluted share, an increase of 6% and 8%, respectively, on a reported basis, and 7% and 10%, respectively, on an organic operational basis. Adjusted net income for full year 2025 excludes the net impact of $174 million for purchase accounting adjustments, acquisition and divestiture-related costs, and certain significant items.

"Zoetis delivered solid results in 2025, demonstrating the strength and resilience of our portfolio across species, geographies, and channels. Leadership across key brands and categories drove continued growth, even as we navigated a dynamic operating environment,” said Kristin Peck, Chief Executive Officer of Zoetis. "Advancing our innovative pipeline is central to our strategy, and we achieved key milestones in 2025, including the first regulatory approvals for long-acting OA pain products Lenivia and Portela. We continue to compete from a position of strength, anchored in differentiated science, trusted brands, global reach, and enduring customer relationships. Our disciplined execution positions us well as we move into 2026 and lay the groundwork for the next phase of our innovation cycle, supporting sustainable growth and long-term value creation.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. For the fourth quarter of 2025:

•Revenue in the U.S. segment was $1.2 billion, a decrease of 2% on a reported basis and flat on an organic operational basis, compared with the fourth quarter of 2024. Sales of companion animal products decreased 1%. A decline in the company's monoclonal antibody (mAb) products for osteoarthritis (OA) pain, Librela® for dogs and Solensia® for cats, was partially offset by growth in the company's parasiticides portfolio, including ProHeart® and the Simparica® franchise and key dermatology franchise. Sales of livestock products declined 6% on a reported basis due to the divestiture of the medicated feed additive (MFA) product portfolio and related assets. On an organic operational basis, sales of livestock
2 |

products increased 3%, driven primarily by strong growth in cattle and poultry biologics and the timing of product supply.

•Revenue in the International segment was $1.1 billion, an increase of 8% on a reported basis, approximately 2.5% to 3.5% of which was attributable to the operational changes made in connection with the Expected Fiscal Year Alignment described below, and an increase of 7% on an organic operational basis compared with the fourth quarter of 2024. Sales of companion animal products grew 7% on a reported basis and 4% operationally3. Growth in the quarter was driven by the company's parasiticides portfolio, including Simparica Trio®, diagnostics and the company's key dermatology products, Apoquel® and Cytopoint®. Sales of livestock products increased 9% on a reported basis and 12% on an organic operational basis driven by broad-based growth across all core species including cattle, fish and poultry.

Revenue in the International segment was positively impacted by operational changes made in connection with the expected elimination of the one-month reporting lag in 2026 (the "Expected Fiscal Year Alignment") for the company's subsidiaries operating outside the U.S. ("International Subsidiaries"). The elimination of the one-month reporting lag in 2026 is an important preliminary step in the multi-year process to transition the company's ERP system. Such operational changes resulted in the acceleration of the timing of sales into the reported fourth quarter of 2025, leading to an approximate 2.5% to 3.5% increase in sales in the International segment in the reported fourth quarter of 2025, a trend that is not expected to recur at the end of fiscal year 2026.

EXPECTED FISCAL YEAR ALIGNMENT
When Zoetis adopts the Expected Fiscal Year Alignment, the company will retroactively apply the new accounting principle to prior financial statement periods, which will allow for a comparison of the financial results to historical operations. The operational changes in connection with the Expected Fiscal Year Alignment to date also included a shift implemented in early 2026 to the timing of annual price increases in certain International Subsidiaries so that the price increase and anticipated customer buying preceding the price increase would occur in the same calendar year. In addition, processing of certain customer orders from December 2025 was delayed to calendar year 2026.

3 |

INVESTMENTS IN GROWTH
Zoetis continued to advance care for animals across the globe in 2025 with approximately 185 geographic expansion and lifecycle and new product innovations.

Continued Expansion of OA Pain Franchise
Among those, most notable were the company’s approvals for its long-acting monoclonal antibodies for osteoarthritis pain in dogs and cats, reflecting the continued expansion of Zoetis’ OA pain franchise.

In the fourth quarter, Zoetis received approval in Canada and the EU for Lenivia®, the first long-acting monoclonal antibody to manage OA pain in dogs for up to three months with one injection, marking a significant scientific milestone. Lenivia addresses the significant unmet needs of this market as nearly 40% of dogs of any age or size may be affected by OA pain4, 5 and chronic pain can negatively impact dogs’ movement, sleep, behavior and social relationships6.

Portela®, the first monoclonal antibody therapy with a three-month dosing interval approved for the alleviation of pain associated with OA in cats, was approved in Canada and the EU. This important milestone addresses unmet needs in the market, as up to 40% of all cats have clinical signs of OA7, 8. Zoetis expects to launch Lenivia and Portela in Canada and the EU this year.

Additionally, the company received lifecycle innovation and geographic expansion approvals for key franchise products including Simparica Trio, Apoquel and Cytopoint. The company also received conditional licenses to combat emerging infectious diseases, including H5N2 avian influenza vaccines for use in chickens and lactating dairy cattle, and conditional approval for Dectomax-CA1 Injectable to prevent and treat New World screwworm.

Zoetis remains on track to receive a significant approval in a major market every year for the next several years, with 12 of its pipeline candidates having blockbuster9 potential.

Continued Enhancement of Diagnostic Capabilities
In November, Zoetis acquired Veterinary Pathology Group (VPG), a leading veterinary diagnostic laboratory group with multiple locations across the UK and Ireland. The acquisition further expands the company's comprehensive diagnostics portfolio and reinforces its commitment to advancing animal health through innovative, high-quality diagnostic solutions. VPG’s extensive suite of multi-specialty diagnostic services and experienced team complement Zoetis’ existing capabilities, enabling enhanced
4 |

support for veterinarians with faster, more accurate diagnostic insights that improve clinical outcomes for animals.

FINANCIAL GUIDANCE
Zoetis is providing full year 2026 guidance as follows:
•Revenue between $9.825 billion to $10.025 billion (organic operational growth of 3% to 5%)
•Reported net income between $2.825 billion to $2.875 billion
•Adjusted net income between $2.975 billion to $3.025 billion (organic operational growth of 3% to 6%)
•Reported diluted EPS between $6.65 to $6.75
•Adjusted diluted EPS between $7.00 to $7.10

This guidance reflects foreign exchange rates as of January 20, 2026. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call today at 8:30 a.m. ET to review fourth quarter and full year 2025 results, discuss financial guidance and respond to questions from financial analysts. The live webcast and corresponding slides can be accessed by visiting the Zoetis website at https://investor.zoetis.com/events-presentations. A replay of the webcast will be available following the event.

About Zoetis
Zoetis is the world’s leading animal health company, driven by a singular purpose: to nurture our world and humankind by advancing care for animals. With a legacy of nearly 75 years, Zoetis continues to pioneer ways to predict, prevent, detect, and treat animal illness, supporting veterinarians, livestock producers, and pet owners in over 100 countries. We integrate deep scientific expertise, data-driven R&D, advanced manufacturing, and commercial excellence to deliver meaningful innovation across medicines, vaccines, diagnostics, biopharmaceuticals, and digital solutions. Guided by our vision to be the most trusted and valued animal health company, Zoetis is committed to setting new standards for the future of animal care through innovation, customer obsession, and purpose-driven colleagues. To learn more, visit Zoetis.com.

1 Organic operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange and certain acquisitions and divestitures.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.
5 |

3 Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange..
4 Wright A, Amodie DM, Cernicchiaro N, et al. Identification of canine osteoarthritis using an owner-reported questionnaire and treatment monitoring using functional mobility tests. J Small Anim Pract. 2022;63(8):609-618.
5 Enomoto M, de Castro N, Hash J, et al. Prevalence of radiographic appendicular osteoarthritis and associated clinical signs in young dogs. Sci Rep. 2024;14(1):2827.
6 Lascelles BDX, Brown DC, Conzemius MG, Gill M, Oshinsky ML, Sharkey ML. Measurement of chronic pain in companion animals: discussions from the Pain in Animals Workshop (PAW) 2017. Vet J. 2019;250:71-78.
7 Enomoto M, Mantyh PW, Murrell J, Innes JF, Lascelles BDX. Anti-nerve growth factor monoclonal antibodies for the control of pain in dogs and cats. Vet Rec. 2019;184(1):23.
8 L.I. Slingerland, H.A.W. Hazewinkel, B.P. Meij, Ph. Picavet, G. Voorhout, Cross-sectional study of the prevalence and clinical features of osteoarthritis in 100 cats. The Veterinary Journal, Volume 187, Issue 3, 2011, Pages 304-309.
9 A blockbuster has sales of at least $100 million.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product launches; expectations regarding competing products; expectations regarding financial impact of divestitures; disruptions in our global supply chain; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; foreign exchange rates, tax rates, tariffs, changes in tax regimes and laws and any changes thereto; impacts of the timing and pricing of sales in the International segment; possible impacts of the Expected Fiscal Year Alignment; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share, operational results (which exclude the impact of foreign exchange) and organic operational results (which exclude the impact of foreign exchange and certain acquisitions and divestitures), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to
6 |

measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

Media Contacts:	Investor Contacts:
Jennifer Albano	Steve Frank
1-862-399-0810 (o)	1-973-822-7141 (o)
jennifer.albano@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
7 |

ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2025	2024		2025	2024
Revenue	$2,387	$2,317	3	$9,467	$9,256	2
Costs and expenses:
Cost of sales	712	707	1	2,666	2,719	(2)
Selling, general and administrative expenses	619	625	(1)	2,378	2,318	3
Research and development expenses	199	186	7	698	686	2
Amortization of intangible assets	31	34	(9)	128	141	(9)
Restructuring charges and certain acquisition and divestiture-related costs	17	2	*	51	53	(4)
Interest expense	57	51	12	222	225	(1)
Other (income)/deductions–net	(9)	(20)	(55)	(36)	(19)	89
Income before provision for taxes on income	761	732	4	3,360	3,133	7
Provision for taxes on income	158	151	5	687	637	8
Net income before allocation to noncontrolling interests	603	581	4	2,673	2,496	7
Less: Net income/(loss) attributable to noncontrolling interests	—	—	*	—	10	*
Net income attributable to Zoetis	$603	$581	4	$2,673	$2,486	8

Earnings per share—basic	$1.38	$1.29	7	$6.03	$5.47	10

Earnings per share—diluted	$1.37	$1.29	6	$6.02	$5.47	10

Weighted-average shares used to calculate earnings per share
Basic	438.2	450.5		443.4	454.2
Diluted	438.6	451.1		443.8	454.8

(a)    The Condensed Consolidated Statements of Income present the three and twelve months ended December 31, 2025 and 2024. Subsidiaries operating outside the U.S. are included for the three and twelve months ended November 30, 2025 and 2024.
* Calculation not meaningful.
8 |

ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended December 31, 2025
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$712	$(1)	$—	$(3)	$708
Gross profit	1,675	1	—	3	1,679
Selling, general and administrative expenses	619	(3)	—	(1)	615
Amortization of intangible assets	31	(27)	—	—	4
Restructuring charges and certain acquisition and divestiture-related costs	17	—	(1)	(16)	—
Other (income)/deductions–net	(9)	—	—	(2)	(11)
Income before provision for taxes on income	761	31	1	22	815
Provision for taxes on income	158	7	—	2	167
Net income attributable to Zoetis	603	24	1	20	648
Earnings per common share attributable to Zoetis–diluted	1.37	0.06	—	0.05	1.48

	Three Months Ended December 31, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$707	$(1)	$—	$—	$706
Gross profit	1,610	1	—	—	1,611
Selling, general and administrative expenses	625	(2)	—	(4)	619
Amortization of intangible assets	34	(30)	—	—	4
Restructuring charges and certain acquisition and divestiture-related costs	2	—	(6)	4	—
Other (income)/deductions–net	(20)	—	—	(2)	(22)
Income before provision for taxes on income	732	33	6	2	773
Provision for taxes on income	151	7	1	(18)	141
Net income attributable to Zoetis	581	26	5	20	632
Earnings per common share attributable to Zoetis–diluted	1.29	0.06	0.01	0.04	1.40
(a)    The Condensed Consolidated Statements of Income present the three months ended December 31, 2025 and 2024. Subsidiaries operating outside the U.S. are included for the three months ended November 30, 2025 and 2024.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
9 |

ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Twelve Months Ended December 31, 2025
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,666	$(4)	$—	$(5)	$2,657
Gross profit	6,801	4	—	5	6,810
Selling, general and administrative expenses	2,378	(11)	—	(23)	2,344
Research and development expenses	698	(2)	—	—	696
Amortization of intangible assets	128	(111)	—	—	17
Restructuring charges and certain acquisition and divestiture-related costs	51	—	(2)	(49)	—
Other (income)/deductions–net	(36)	—	—	(5)	(41)
Income before provision for taxes on income	3,360	128	2	82	3,572
Provision for taxes on income	687	29	—	9	725
Net income attributable to Zoetis	2,673	99	2	73	2,847
Earnings per common share attributable to Zoetis–diluted	6.02	0.22	—	0.17	6.41

	Twelve Months Ended December 31, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,719	$(4)	$—	$(1)	$2,714
Gross profit	6,537	4	—	1	6,542
Selling, general and administrative expenses	2,318	(11)	—	(6)	2,301
Research and development expenses	686	(2)	—	—	684
Amortization of intangible assets	141	(123)	—	—	18
Restructuring charges and certain acquisition and divestiture-related costs	53	—	(18)	(35)	—
Other (income)/deductions–net	(19)	—	—	(37)	(56)
Income before provision for taxes on income	3,133	140	18	79	3,370
Provision for taxes on income	637	31	4	(5)	667
Net income attributable to Zoetis	2,486	109	14	84	2,693
Earnings per common share attributable to Zoetis–diluted	5.47	0.24	0.03	0.18	5.92
(a)    The Condensed Consolidated Statements of Income present the twelve months ended December 31, 2025 and 2024. Subsidiaries operating outside the U.S. are included for the twelve months ended November 30, 2025 and 2024.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

10 |

ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)
(1) Acquisition and divestiture-related costs include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Acquisition-related costs	$1	$—	$2	$1
Divestiture-related costs(a)	—	5	—	16
Restructuring charges(b)	—	1	—	1
Total acquisition and divestiture-related costs—pre-tax	1	6	2	18
Income taxes(c)	—	1	—	4
Total acquisition and divestiture-related costs—net of tax	$1	$5	$2	$14
(a)    Divestiture-related costs related to the sale of our medicated feed additive product portfolio, certain water soluble products and related assets, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Restructuring charges represent employee termination costs directly related to acquisitions and divestitures, included in Restructuring charges and certain acquisition and divestiture-related costs.
(c)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.
(2) Certain significant items include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Other restructuring charges and cost-reduction/productivity initiatives(a)	$16	$(4)	$27	$35
Business process transformation costs(b)	3	—	29	—
Certain asset impairment charges(c)	—	—	27	11
Net loss on sale of business(d)	—	3	3	25
Other	3	3	(4)	8
Total certain significant items—pre-tax	22	2	82	79
Income taxes(e)	2	(18)	9	(5)
Total certain significant items—net of tax	$20	$20	$73	$84
(a)    For the three and twelve months ended December 31, 2025, primarily consisted of employee termination costs related to organizational structure refinements, included in Restructuring charges and certain acquisition and divestiture-related costs. For the twelve months ended December 31, 2025, charges also include costs related to a transition from internal to external innovation and manufacturing of certain products and the closure of a related site.
For the twelve months ended December 31, 2024, primarily consisted of employee termination costs related to organizational structure refinements, partially offset by a reversal of certain employee termination costs as a result of a change in strategy from our 2015 operational efficiency initiative, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Represents costs related to our multi-year business process transformation program, which includes the implementation of a new enterprise resource planning (ERP) system, related digital technology solutions and other related costs, included in Selling, general and administrative expenses and Cost of sales. This comprehensive program is a major global and cross-functional company-wide effort, of which the Expected Fiscal Year Alignment is a part, that we believe will transform how we work across our business and contribute to all of our strategic priorities. Due to the nature, scope and magnitude of this investment, these costs are incremental transformational costs that are far in excess of the historical normal level of spending to support operations and are not expected to recur in the foreseeable future.
(c)    For the twelve months ended December 31, 2025, represents charges related to a transition from internal to external innovation and manufacturing of certain products and the closure of a related site, included in Restructuring charges and certain acquisition and divestiture-related costs, as well as charges related to our aquaculture product portfolio included in Other (income)/deductions–net.
    For the twelve months ended December 31, 2024, represents charges related to our aquaculture product portfolio, included in Other
(income)/deductions–net.
(d)    Represents a net loss related to the sale of our medicated feed additive product portfolio, certain water soluble products and related assets in 2024, included in Other (income)/deductions–net.
(e)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. Income taxes in Certain significant items also includes:
•For the twelve months ended December 31, 2024, includes a tax expense related to the divestiture of the medicated feed additive product portfolio, certain water soluble products and related assets.
11 |

ZOETIS INC.
ADJUSTED SELECTED COSTS AND EXPENSES(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Adjusted cost of sales	$708	$706	—%	1%	(1)%
As a percent of revenue	29.7%	30.5%	NA	NA	NA
Adjusted SG&A expenses	615	619	(1)%	1%	(2)%
Adjusted R&D expenses	199	186	7%	2%	5%
Adjusted net income	648	632	3%	1%	2%	(2)%	4%

	Twelve Months Ended December 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Adjusted cost of sales	$2,657	$2,714	(2)%	(3)%	1%
As a percent of revenue	28.1%	29.3%	NA	NA	NA
Adjusted SG&A expenses	2,344	2,301	2%	—%	2%
Adjusted R&D expenses	696	684	2%	1%	1%
Adjusted net income	2,847	2,693	6%	2%	4%	(3)%	7%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition and divestiture-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Organic operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange and certain acquisitions and divestitures.

12 |

ZOETIS INC.
2026 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2026
Revenue	$9,825 to $10,025
Organic operational growth(a)	3% to 5%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 28.0%
Adjusted SG&A expenses(b)	$2,430 to $2,490
Adjusted R&D expenses(b)	$715 to $725
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $200
Effective tax rate on adjusted income(b)	Approximately 20.5%
Adjusted diluted EPS(b)	$7.00 to $7.10
Adjusted net income(b)	$2,975 to $3,025
Organic operational growth(a)(c)	3% to 6%
Certain significant items and acquisition and divestiture-related costs(d)	Approximately $65
Reported diluted EPS	$6.65 to $6.75
The guidance reflects foreign exchange rates as of January 20, 2026.
Reconciliations of 2026 reported guidance to 2026 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition and divestiture-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	~ 28.2%	~ (0.2%)		~ 28.0%
SG&A expenses	$2,453 to $2,513	~ $(12)	~ $(11)	$2,430 to $2,490
R&D expenses	$717 to $727		~ $(2)	$715 to $725
Interest expense and other (income)/deductions	~ $200			~ $200
Effective tax rate	~ 20.7%	~ (0.2%)		~ 20.5%
Diluted EPS	$6.65 to $6.75	~ $0.14	~ $0.21	$7.00 to $7.10
Net income attributable to Zoetis	$2,825 to $2,875	~ $60	~ $90	$2,975 to $3,025
(a)    Organic operational results (a non-GAAP financial measure) excludes the impact of foreign exchange and certain acquisitions and divestitures.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income organic operational results to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition and divestiture-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions, divestitures and other charges.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Revenue:
Companion Animal	$1,601	$1,570	2%	1%	1%	—%	1%
Livestock	756	726	4%	1%	3%	(6)%	9%
Contract Manufacturing & Human Health	30	21	43%	6%	37%	—%	37%
Total Revenue	$2,387	$2,317	3%	1%	2%	(2)%	4%

U.S.
Companion Animal	$1,002	$1,008	(1)%	—%	(1)%	—%	(1)%
Livestock	234	249	(6)%	—%	(6)%	(9)%	3%
Total U.S. Revenue	$1,236	$1,257	(2)%	—%	(2)%	(2)%	—%

International
Companion Animal	$599	$562	7%	3%	4%	—%	4%
Livestock	522	477	9%	2%	7%	(5)%	12%
Total International Revenue	$1,121	$1,039	8%	3%	5%	(2)%	7%

Companion Animal:
Dogs and Cats	$1,500	$1,477	2%	1%	1%
Horses	101	93	9%	3%	6%
Total Companion Animal Revenue	$1,601	$1,570	2%	1%	1%

Livestock:
Cattle	$415	$399	4%	1%	3%
Swine	125	128	(2)%	2%	(4)%
Poultry	117	117	—%	1%	(1)%
Fish	81	65	25%	5%	20%
Sheep and other	18	17	6%	(3)%	9%
Total Livestock Revenue	$756	$726	4%	1%	3%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.

14 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Twelve Months Ended December 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Revenue:
Companion Animal	$6,587	$6,278	5%	—%	5%	—%	5%
Livestock	2,764	2,898	(5)%	(2)%	(3)%	(11)%	8%
Contract Manufacturing & Human Health	116	80	45%	—%	45%	—%	45%
Total Revenue	$9,467	$9,256	2%	(1)%	3%	(3)%	6%

U.S.
Companion Animal	$4,220	$4,054	4%	—%	4%	—%	4%
Livestock	877	1,020	(14)%	—%	(14)%	(18)%	4%
Total U.S. Revenue	$5,097	$5,074	—%	—%	—%	(4)%	4%

International
Companion Animal	$2,367	$2,224	6%	(1)%	7%	—%	7%
Livestock	1,887	1,878	—%	(2)%	2%	(8)%	10%
Total International Revenue	$4,254	$4,102	4%	(1)%	5%	(3)%	8%

Companion Animal:
Dogs and Cats	$6,283	$5,993	5%	—%	5%
Horses	304	285	7%	1%	6%
Total Companion Animal Revenue	$6,587	$6,278	5%	—%	5%

Livestock:
Cattle	$1,492	$1,531	(3)%	(2)%	(1)%
Swine	466	516	(10)%	9%	(19)%
Poultry	432	527	(18)%	(1)%	(17)%
Fish	286	242	18%	2%	16%
Sheep and other	88	82	7%	(3)%	10%
Total Livestock Revenue	$2,764	$2,898	(5)%	(8)%	3%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.

15 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(a)
Total International	$1,121	$1,039	8%	3%	5%
Australia	84	80	5%	(3)%	8%
Brazil	112	113	(1)%	5%	(6)%
Canada	80	75	7%	(2)%	9%
Chile	40	30	33%	3%	30%
China	50	65	(23)%	—%	(23)%
France	52	45	16%	8%	8%
Germany	65	59	10%	6%	4%
Italy	35	34	3%	7%	(4)%
Japan	39	38	3%	(1)%	4%
Mexico	44	40	10%	6%	4%
Spain	37	30	23%	8%	15%
United Kingdom	89	84	6%	3%	3%
Other Developed	182	151	21%	6%	15%
Other Emerging	212	195	9%	—%	9%

	Twelve Months Ended December 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(a)
Total International	$4,254	$4,102	4%	(1)%	5%
Australia	329	319	3%	(4)%	7%
Brazil	393	414	(5)%	(6)%	1%
Canada	290	277	5%	(3)%	8%
Chile	139	123	13%	(1)%	14%
China	227	270	(16)%	(1)%	(15)%
France	165	156	6%	3%	3%
Germany	236	225	5%	3%	2%
Italy	137	129	6%	3%	3%
Japan	154	147	5%	1%	4%
Mexico	160	169	(5)%	(6)%	1%
Spain	145	130	12%	4%	8%
United Kingdom	325	314	4%	3%	1%
Other Developed	641	564	14%	2%	12%
Other Emerging	913	865	6%	(2)%	8%
(a)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.

16 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,236	$1,257	(2)%	—%	(2)%
Cost of sales	213	229	(7)%	—%	(7)%
Gross profit	1,023	1,028	—%	—%	—%
Gross margin	82.8%	81.8%
Operating expenses	193	212	(9)%	—%	(9)%
Other (income)/deductions-net	—	(3)	*	*	*
U.S. Earnings	$830	$819	1%	—%	1%

International:
Revenue	$1,121	$1,039	8%	3%	5%
Cost of sales	365	336	9%	1%	8%
Gross profit	756	703	8%	4%	4%
Gross margin	67.4%	67.7%
Operating expenses	183	180	2%	3%	(1)%
Other (income)/deductions-net	(1)	—	*	*	*
International Earnings	$574	$523	10%	4%	6%

Total Reportable Segments	$1,404	$1,342	5%	2%	3%

Other business activities(c)	(159)	(151)	5%
Reconciling Items:
Corporate(d)	(342)	(320)	7%
Purchase accounting adjustments(e)	(31)	(33)	(6)%
Acquisition and divestiture-related costs(f)	(1)	(6)	(83)%
Certain significant items(g)	(22)	(2)	*
Other unallocated(h)	(88)	(98)	(10)%
Total Earnings(i)	$761	$732	4%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, costs related to our business process transformation program, as well as the impact of divestiture gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
17 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Twelve Months Ended December 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$5,097	$5,074	—%	—%	—%
Cost of sales	842	936	(10)%	—%	(10)%
Gross profit	4,255	4,138	3%	—%	3%
Gross margin	83.5%	81.6%
Operating expenses	817	805	1%	—%	1%
Other (income)/deductions-net	—	(3)	*	*	*
U.S. Earnings	$3,438	$3,336	3%	—%	3%

International:
Revenue	$4,254	$4,102	4%	(1)%	5%
Cost of sales	1,312	1,312	—%	(5)%	5%
Gross profit	2,942	2,790	5%	1%	4%
Gross margin	69.2%	68.0%
Operating expenses	677	671	1%	(1)%	2%
Other (income)/deductions-net	1	1	*	*	*
International Earnings	$2,264	$2,118	7%	2%	5%

Total Reportable Segments	$5,702	$5,454	5%	1%	4%

Other business activities(c)	(562)	(562)	—%
Reconciling Items:
Corporate(d)	(1,240)	(1,213)	2%
Purchase accounting adjustments(e)	(128)	(140)	(9)%
Acquisition and divestiture-related costs(f)	(2)	(18)	(89)%
Certain significant items(g)	(82)	(79)	4%
Other unallocated(h)	(328)	(309)	6%
Total Earnings(i)	$3,360	$3,133	7%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, costs related to our business process transformation program, as well as the impact of divestiture gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
18 |